AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1996

                                                    REGISTRATION NO. 33-________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     ADVANCED DEPOSITION TECHNOLOGIES, INC.
                     --------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                           04-2865714
            --------                                           ----------
 (State or Other Jurisdiction of                            (I.R.S. Employer
  Incorporation or Organization)                           Identification No.)


 580 MYLES STANDISH BOULEVARD, TAUNTON, MASSACHUSETTS            02780
 ----------------------------------------------------            -----
      (Address of Principal Executive Offices)                  Zip Code


                     ADVANCED DEPOSITION TECHNOLOGIES, INC.
                             1988 STOCK OPTION PLAN
                             1993 STOCK OPTION PLAN
                         1994 FORMULA STOCK OPTION PLAN
                         ------------------------------
                            (Full Title of the Plans)


                           GLENN J. WALTERS, PRESIDENT
                          580 MYLES STANDISH BOULEVARD
                          TAUNTON, MASSACHUSETTS 02780
                                 (508) 823-0707
                                 --------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                             PAUL D. BROUDE, ESQUIRE
                            ANDREW D. MYERS, ESQUIRE
                           O'CONNOR, BROUDE & ARONSON
                          950 WINTER STREET, SUITE 2300
                          WALTHAM, MASSACHUSETTS 02154
                                 (617) 890-6600








                                          CALCULATION OF REGISTRATION FEE

                                              1988 STOCK OPTION PLAN


---------------------------------------------------------------------------------------------------------------
Title of Each Class         Amount to be         Proposed                Proposed                  Amount of
of Securities to Be         Registered(1)        Maximum                 Maximum                   Registration
Registered                                       Offering Price          Aggregate                 Fee
                                                 per Share(2)            Offering Price(2)
---------------------------------------------------------------------------------------------------------------
Common Stock,                    4,216               $0.53                 $2,234.48                  $ 0.68
$.01 par value
---------------------------------------------------------------------------------------------------------------
Common Stock,                    1,874               $0.27                $   505.98                  $ 0.15
$.01 par value
---------------------------------------------------------------------------------------------------------------




                                              1993 STOCK OPTION PLAN

---------------------------------------------------------------------------------------------------------------


Title of Each Class         Amount to be         Proposed                  Proposed                Amount of
of Securities to Be         Registered(1)        Maximum                   Maximum                 Registration
Registered                                       Offering Price            Aggregate               Fee
                                                 per Share(2)              Offering Price(2)
---------------------------------------------------------------------------------------------------------------
Common Stock,                 191,000                $2.00                  $ 382,000.00              $115.76
$.01 par value
---------------------------------------------------------------------------------------------------------------
Common Stock,                   2,800                $2.75                  $   7,700.00              $  2.33
$.01 par value
---------------------------------------------------------------------------------------------------------------
Common Stock,                  10,000                $2.38                  $  23,800.00              $  7.21
$.01 par value
---------------------------------------------------------------------------------------------------------------
Common Stock,                  20,000                $2.88                  $  57,600.00              $ 17.45
$.01 par value
---------------------------------------------------------------------------------------------------------------
Common Stock,                  10,000                $4.46875               $  44,687.50              $ 13.54
$.01 par value
---------------------------------------------------------------------------------------------------------------
Common Stock,                  15,000                $4.07                  $  61,050.00               $18.50
$.01 par value
---------------------------------------------------------------------------------------------------------------



                                         1994 FORMULA STOCK OPTION PLAN

---------------------------------------------------------------------------------------------------------------

Title of Each Class         Amount to be         Proposed                Proposed                  Amount of
of Securities to Be         Registered(1)        Maximum                 Maximum                   Registration
Registered                                       Offering Price          Aggregate                 Fee
                                                 per Share(2)            Offering Price(2)
---------------------------------------------------------------------------------------------------------------
Common Stock,                    1,500               $5.44                 $8,160.00                  $2.47
$.01 par value
---------------------------------------------------------------------------------------------------------------
Common Stock,                    1,500               $2.38                 $3,570.00                  $1.08
$.01 par value
---------------------------------------------------------------------------------------------------------------
Common Stock,                    1,000               $2.38                 $2,380.00                  $0.72
$.01 par value
---------------------------------------------------------------------------------------------------------------
Common Stock,                    1,000               $2.38                 $2,380.00                  $0.72
$.01 par value
---------------------------------------------------------------------------------------------------------------
Common Stock,                    1,000               $2.38                 $2,380.00                  $0.72
$.01 par value
---------------------------------------------------------------------------------------------------------------
Common Stock,                    1,000               $5.063                $5,063.00                  $1.53
$.01 par value
---------------------------------------------------------------------------------------------------------------
Common Stock,                    1,500               $2.875                $4,312.50                  $1.31
$.01 par value
---------------------------------------------------------------------------------------------------------------




                                               TOTAL

---------------------------------------------------------------------------------------------------------------

                                                  Proposed Maximum      Proposed Maximum
   Title of Securities         Amount to be      Offering Price Per    Aggregate Offering         Amount of
    to be Registered           Registered(1)          Share(2)              Price(2)         Registration Fee(3)
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share              856,090                 $5.44            $2,830,448.40          $857.70
(the "Common
Stock").....................

---------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to stock splits or similar transactions.

(2) The offering price for shares subject to options outstanding on the date hereof is the actual exercise price of such options. The offering price for options exercised as of the date hereof is the exercise price of such options.

(3) The total Registration Fee includes $673.52 payable in respect of 551,200 and 41,500 shares under the 1993 Stock Option Plan and the 1994 Formula Stock Option Plan, respectively, that have not been made subject to options. The offering price for shares not subject to options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Regulation C, Rule 457(h) on the basis of the average of the high and low prices of the Company's Common Stock, as reported in the consolidated reporting system of the NASDAQ SmallCap Market on December 9, 1996 as $3.75.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement on Form S-8. Such documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II hereof, as described below, taken together, constitute a prospectus (the "Section 10(a) Prospectus") that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

         THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

PROSPECTUS
----------

                     ADVANCED DEPOSITION TECHNOLOGIES, INC.

                         856,090 SHARES OF COMMON STOCK
                            $.01 PAR VALUE PER SHARE

         This Prospectus relates to 856,090 shares of common stock, $.01 par value per share (the "Common Stock"), of Advanced Deposition Technologies, Inc., a Delaware corporation (the "Company"), issued or reserved for issuance pursuant to the granting of options under the Company's 1988 Stock Option Plan (the "1988 Plan"), 1993 Stock Option Plan (the "1993 Plan") and 1994 Formula Stock Option Plan (the "Formula Plan"), and for reoffer or resale from time to time by selling stockholders (the "Selling Stockholders"). The 1988 Plan, 1993 Plan and the Formula Plan are sometimes collectively referred to herein as the "Stock Option Plans" or the "Plans."

         This offering (the "Offering") is not being underwritten. The Shares being offered hereunder may be sold by Selling Stockholders and/or their registered representatives from time to time at prices to be determined at the time of such sales. See "Plan of Distribution." The Company will not receive any proceeds of any sale of the Common Stock made by Selling Stockholders. The Company will receive the exercise price upon the exercise of any options granted pursuant to the Stock Option Plans. See "Use of Proceeds."

         The sale of Shares being offered hereby, when made, will be made through customary brokerage channels either through broker-dealers acting as agents or brokers for Selling Stockholders or through broker-dealers acting as principals who may then resell the Shares on the NASDAQ SmallCap Market ("NSCM") or otherwise, or by private sales on the NSCM or otherwise, at negotiated prices related to prevailing market prices at the time of the sales, or by a combination of such methods of offering. Thus, the distribution of such Shares may occur over an extended period of time. Selling Stockholders may effect these transactions by selling Shares to or through broker-dealers or by pledges of Shares to broker-dealers who may, from time to time, themselves effect distributions of Shares in their capacity as broker-dealers. See "Plan of Distribution."

         Selling Stockholders and any broker-dealer who acts in connection with the sale of any Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act and any commission received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders will pay or assume brokerage commissions or underwriting discounts incurred in connection with the sale of their Shares, which commissions or discounts will not be paid or assumed by the Company. See "Plan of Distribution."

         The Company's Common Stock is traded on NSCM under the symbols "ADTC". The shares of Common Stock to be offered for sale pursuant to this Prospectus may be offered for sale on NSCM or in privately negotiated transactions. On December 9, 1996, the average of the high and low prices of the Company's Common Stock on NSCM was $3.75 per share.

                                   ----------

         THE SECURITIES OFFERED HEREBY INVOLVE CERTAIN RISKS TO THE PURCHASERS OF SUCH SECURITIES. SEE "RISK FACTORS."

                                   ----------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   ----------

                THE DATE OF THIS PROSPECTUS IS DECEMBER 11, 1996.







                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copies thereof may be obtained, at prescribed rates, at the public reference facilities maintained by the Commission at the Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company has filed a Registration Statement on Form S-8 under the Securities Act covering the Common Stock included in this Prospectus. This Prospectus does not contain all the information set forth in or annexed as exhibits to the Registration Statement filed by the Company with the Commission and reference is made to such Registration Statement and the exhibits thereto for the complete text thereof. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as part thereof, copies of which may be obtained at prescribed rates upon request to the Commission in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, such statements are qualified in their entirety by reference to such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

         NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE SELLING STOCKHOLDERS TO SELL ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL FOR THE SELLING STOCKHOLDERS TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                   THE COMPANY

         Advanced  Deposition  Technologies,   Inc.  (the  "Company")  develops,
manufactures, markets and sells patented and proprietary metallized films for energy management applications, primarily within the electronics and food packaging industries. The Company produces metallized films by applying an ultra-thin layer or layers of vaporized metal onto different types of polymer films. From 1993 through 1995, the Company developed several new products based on its proprietary method for metallizing film in high-resolutions patterns. The Company markets and sells many of its new products to the food packaging industry and actively pursues other applications for its patterned, metallized films.

         The primary source of the Company's revenues to date has been from sales to the electronic capacitor market. During the years ended December 31, 1995, 1994 and 1993 the Company's sales to the food packaging market totalled approximately $2,737,000 (28.7% revenues), $1,763,000 (27.9% of revenues) and
$92,000 (1.6% of revenues), respectively. While the Company expects that its sales to the electronic capacitor market will continue to account for a significant part of its business, the Company believes the market for its food packaging products and other potential applications for its metallized films will generate much of its anticipated future growth in revenues.

         The Company began operations in 1985 as a supplier of metallized film to the electronic capacitor industry. In 1989, the Company developed and introduced its first metallized films for use in microwave food packaging applications. The Company's metallized films for microwavable foods create heat fields within the package, resulting in more uniformly cooked food than conventional microwave food packaging. The Company generally sells metallized film packed in rolls to converters, who incorporate the film into a final food package.

         In 1994, the Company introduced a microwave browning and crisping bag (the "ACCU- CRISP(R) Bag"), made with a patented fuse susceptor metallized film. The Company has sold the ACCU-CRISP(R) Bags through retail channels. The Company has also developed, and manufactured on a limited basis for evaluation purposes, authentication holograms, electronic article surveillance tags, electrostatic discharge materials, microwave sterilization devices and solar protective films using the Company's metallization process.

         The Company's executive offices and manufacturing operations are located at 580 Myles Standish Boulevard, Taunton, Massachusetts 02780. Its telephone number is (508) 823-0707.

         Except as set forth above, during the past year, there have been no bankruptcy proceedings, receivership, or similar proceedings with respect to the Company, nor has there been any merger or consolidation of the Company, and there has been no disposition of any material amount of the Company's assets.

                                  RISK FACTORS

         The Common Stock offered hereby involves a high degree of risk. The Securities should not be purchased by persons who cannot afford the loss of their entire investment. Purchasers should carefully consider the information presented below.

RECENT HISTORY OF LOSSES; WORKING CAPITAL DEFICIT; AUDITORS' REPORT CONTAINS EXPLANATORY PARAGRAPH

         The Company reported net income of approximately $6,000 for the year ended December 31, 1995 and net losses of approximately $1,809,000 for the year ended December 31, 1994. As of December 31, 1995, the Company had a working capital deficiency of approximately $1,381,000 and an accumulated deficit of approximately $2,088,000. The report of the Company's independent accountants upon the Company's financial statements incorporated herein by reference contains an explanatory paragraph, which states that the Company has working capital deficiency, primarily due to the classification of certain obligations to a bank as short term. In 1996, the Company raised approximately $4.8 million in net proceeds from the exercise of Common Stock Purchase Warrants and obtained a new bank line of credit and term loan which eliminated the Company's working capital deficiency as of July 31, 1996. In order to operate profitably in the future, the Company must successfully market its new products to new industries, sell these products to existing and new customers, increase gross margins through higher volumes and manufacturing efficiencies, and control its operating expenses. There can be no assurance that the Company will operate on a profitable basis in the future.

COMPETITION

         The food packaging industry is highly competitive and subject to changes in the types of food products requiring packaging and food preparation. The Company will depend on its abilities to provide high quality, cost-effective metallized film for the food packaging industry, to establish continuing relationships with microwave and non-microwave food packaging companies, and to respond to the changing needs of the marketplace in order to compete successfully in this industry. The Company competes with numerous providers of food packaging and food packaging supplies, many of which have a longer history of operations and substantially greater financial, marketing, technical and other resources than the Company, all of which may give them numerous competitive advantages. No assurance can be given that current and future competitors will not develop new or enhanced technologies or products perceived to be superior to those sold or developed by the Company. No assurance can be given that the Company can successfully compete or operate profitably in such a competitive environment.

         The electronic capacitor market in which the Company competes is also highly competitive. The Company competes with competitors in this market which have substantially greater financial, marketing, technical and other resources than the Company. No assurance can be given that current and future competitors will not develop new or enhanced technologies perceived to be superior to those sold or developed by the Company. In recent years, there has been increasing price competition in this market, resulting in reduced margins. No assurance can be given that the Company will continue to compete successfully in this market.

RISK OF EXPANSION INTO NEW MARKETS; RELIANCE ON DISTRIBUTION PARTNERS

         The Company recently developed products for, and began to focus much of its marketing efforts on, the microwave food packaging and other industries. The Company has only recently begun to generate revenues from these markets, and no assurances can be given that such revenues will continue or will economically justify the Company's development and marketing efforts in these areas. In addition, the Company's initial expansion into certain new markets may be dependent on relationships with potential marketing and distribution partners, and on new partners' success in these markets with products supplied by the Company. The Company's expansion plans into new markets will subject the Company to all of the risks incident to the expansion of a small business, particularly the possible adverse impact associated with the integration of new lines of products into the Company's existing operations and the potential diversion of management time and attention from the Company's traditional line of business. In addition, no assurance can be given that new products can be effectively marketed and sold by the Company on a profitable basis. Companies that establish new product lines directed toward new markets frequently encounter unforeseen expenses, difficulties, complications and delays.

NEED FOR ADDITIONAL FINANCING

         Based on the Company's operating plan, the Company anticipates that it will require additional financing to meet its current plans for expansion. No assurance can be given that the Company will be successful in obtaining such additional financing on favorable terms, or at all. If the Company is unable to obtain such additional financing, the Company's ability to maintain its current level of operations and to expand may be materially adversely affected and the Company may be required to reduce its overall expenditures and cancel plans for further expansion.

DEPENDENCE ON MAJOR CUSTOMERS

         Two customers accounted for approximately 34% and 11%, respectively, of the Company's revenues in the year ended December 31, 1995. Substantially all of the Company's sales of food packaging material, not including sales of ACCU-CRISP(R) Bags which are ordinarily made through retail channels, were made to Printpack Enterprises, Inc. ("Printpack") the customer that accounted for 34% of the Company's revenues in 1995. The Company has entered into an agreement with Printpack that, among other things, terminates a purchase agreement and lease agreement between the parties. As a result, the Company anticipates that it may not continue to recognize significant revenue from Printpack in the future. If the Company were to substantially reduce doing business with any of its major customers, the Company's business and results of operations could be materially and adversely effected.

PATENTS AND PROPRIETARY TECHNOLOGY

         The Company has been granted eight patents and has filed eight patent applications with the U.S. Patent and Trademark Office. Most of the patent applications pertain to products, such as the Company's ACCU-CRISP(R) Bags and proposed security hologram products, made with vaporized metals deposited onto substrates. In addition, the Company has pending patent applications in Europe and Japan. The Company's patent and trade secret rights are of material importance to the Company and its future prospects. No assurance can be given that the patents will be held valid if subsequently challenged, that any additional patents will be issued or that the scope of any patent protection will exclude competitors. No assurance can be given that any patents will provide competitive advantages for the Company's products. Even if a competitor's products were to infringe patents owned by the Company, it would be costly for the Company to enforce its rights in an infringement action and would divert funds and management resources from the Company's operations. Furthermore, no assurance can be given that the Company's products will not infringe any patents of others. If valid patents are infringed upon by the Company, the patent owners might be able to prevent the future use, sale and manufacture of the Company's products. Also, the Company may be required to pay damages for past infringement, or to pay license fees or royalties on future sales of any infringing products, if a license could be obtained. To date, no legal action has been initiated against the Company for infringement of any patents.

         The Company also relies on trade secrets that it seeks to protect, in part, through confidentiality agreements with employees, consultants and other parties. No assurance can be given that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known to or independently developed by existing or potential competitors of the Company. As the Company intends to enforce its patents, trademarks and copyrights and protect its trade secrets, it may be involved from time to time in litigation to determine the enforceability, scope and validity of these rights. Any such litigation could result in substantial cost to the Company and diversion of effort by the Company's management and technical personnel.

LIMITED PRODUCT LINES; TECHNOLOGICAL CHANGE

         The Company's metallized films developed for the electronic capacitor and food packaging markets are presently the Company's primary commercial products. Although the Company is expanding its product line sold within these markets and is currently developing additional applications for its products, no assurance can be given that any proposed application or product can be successfully developed, marketed or sold on a profitable basis.

         The electronic capacitor and microwave food packaging markets in which the Company operates are undergoing rapid technological change. No assurance can be given that the development of new technology by others will not render the Company's products obsolete or commercially unmarketable.

NO DIVIDENDS

         The Company has not paid dividends on its Common Stock since its inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The Company's bank lender prohibits payment of dividends without the bank's prior consent.

CONTROL BY CURRENT MANAGEMENT

         The Directors and Executive Officers of the Company currently own approximately 22% of the outstanding Common Stock. As a result, the current management is able to exert substantial influence over the election of all of the members of the Board of Directors and the outcome of any issues which may be subject to a vote of the Company's stockholders.

SUBSTANTIAL NUMBER OF SHARES RESERVED FOR ISSUANCE UPON EXERCISE OF OPTIONS AND WARRANTS

         Under the 1988 Plan, the Company has issued options to purchase 6,090 shares of Common Stock to employees, officers, directors and consultants at a weighted average exercise price of $0.47 per share. Under the 1993 Plan, the Company may issue options to purchase 800,000 shares of Common Stock to employees, officers, directors and consultants, of which options to purchase 248,800 shares of Common Stock were outstanding on December 9, 1996 at a weighted average exercise price of $3.09 per share. Both the 1988 Plan and the 1993 Plan allow the Board of Directors to grant options with an exercise price that is less than, but reasonably related to, the fair market value of the Common Stock on the date of the grant without stockholder approval. In addition, the Company has reserved 50,000 shares of Common Stock for issuance upon exercise of stock options that may be granted under its Formula Plan, of which options to purchase 8,500 shares of Common Stock at a weighted average exercise price of $3.27 per share are outstanding as of December 9, 1996. Under the Formula Plan, any non-employee who becomes a member of the Company's Board of Directors receives an option to purchase 1,500 shares of Common Stock, which vests annually in thirds beginning on the date of the grant subject to the individual continuing to serve on the Board of Directors. In addition, each non-employee who has served on the Board of Directors for at least one full year receives an option to purchase 1,000 shares of Common Stock to vest one year from the date of the grant. The exercise price of all options granted under the Formula Plan is equal to the fair market value of the Common Stock on the date of the grant.

         The 132,084 IPO Warrants outstanding as of December 9, 1996 together with 1,044,389 Class B Redeemable Common Stock Purchase Warrants (the "Class B Warrants") outstanding as of December 9, 1996 will be exercisable to purchase shares of Common Stock until March 8, 1997 and May 12, 1998, respectively, and the Representative's Warrants grant the holders thereof the right to purchase up to 100,000 shares of Common Stock and up to 100,000 redeemable warrants through September 9, 1998.

         The existence of the IPO Warrants, Class B Warrants and the Representative's Warrant and the Options may prove to be a hindrance to future financing by the Company. In addition, the exercise of any such options or warrants may further dilute the net tangible book value of the Common Stock. Further, the holders of such options and warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company.

POTENTIAL SALES PURSUANT TO RULE 144

         The sale, or availability for sale, of substantial amounts of Common Stock in the public market subsequent to this offering pursuant to Rule 144 under the Act ("Rule 144") or otherwise could adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing. The availability of Rule 144 to the holder of restricted securities of the Company would be conditioned on, among other factors, the availability of certain public information concerning the Company. Of the Company's 4,222,694 shares of Common Stock issued and outstanding as of December 9, 1996, 1,460,763 shares of Common Stock are "restricted securities" as that term is defined in Rule 144 promulgated under the Act and may, under certain circumstances, be sold immediately without registration pursuant to Rule 144. As of December 9, 1996, 1,460,763 restricted shares of Common Stock are eligible for sale pursuant to Rule 144 subject to the volume trading limits under Rule 144. Future sales under Rule 144 may have a depressive effect on the market price of the Common Stock.

POSSIBLE VOLATILITY IN PRICE OF SECURITIES

         The level of trading in the Company's Common Stock on NASDAQ has been volatile and no assurance can be given that a sustained, active market will develop. Accordingly, purchasers of the Common Stock may experience difficulty selling or otherwise disposing of such Common Stock. The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. In addition, the market prices of the securities of many publicly traded emerging companies, including the Company, have in the past been, and can in the future be expected to be, especially volatile. Various factors and events, including future announcements of technological innovations or new products by the Company or its competitors, developments or disputes concerning, among other things, patents or proprietary rights, publicity regarding actual or potential results relating to products under development by the Company or its competitors, and economic and other external factors, as well as period-to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the securities and the Company's business.

POSSIBLE ABEYANCE OF MARKET MAKING ACTIVITIES

         In connection with any solicitation by the Representative, unless granted an exemption by the Securities and Exchange Commission (the "Commission") from its Rule 10b-6, promulgated under the Exchange Act, the Representative and any other soliciting broker-dealer will be prohibited from engaging in any market making activities with respect to the Company's securities for the period commencing either two or nine business days (depending on the market price of the Common Stock) prior to any solicitation of the exercise of the Warrants until the later of (i) the termination of such solicitation activity or (ii) the termination (by waiver or otherwise) of any right which the Representative or any other soliciting broker-dealer may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Representative or any other soliciting broker-dealer may be unable to provide a market for the Company's securities, should they desire to do so, during certain periods while the Warrants are exercisable. Such solicitations and reduction in the number of market makers could adversely affect the market price of the securities.

POSSIBLE REDEMPTION OF IPO WARRANTS AND CLASS B WARRANTS

         The IPO Warrants and Class B Warrants (collectively referred to herein as the "Warrants") may be subject to redemption at $.10 per Warrant on 30 days' prior written notice, provided that the market price of the Common Stock equals or exceeds $7.00 per share (the "Call Price") for 10 consecutive trading days ending within 20 days prior to the notice of redemption. The Company's Board of Directors has the discretion to reduce the exercise price and the Call Price of the Warrants. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such time it will cease to be exercisable and the holder will be entitled only to the redemption price.

POSSIBLE ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER PROVISIONS

         The Company's Certificate of Incorporation authorizes the Board of Directors to issue up to 1,000,000 shares of preferred stock, $.01 par value per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. No preferred stock is currently outstanding, and the Company has no present plans for the issuance thereof. However, the issuance of any such preferred stock could adversely affect the rights of holders of Common Stock and, therefore, could reduce the value of the Common Stock.

         The By-laws of the Company provide for a Board of Directors divided into three classes serving for staggered three-year terms.

         The ability of the Board of Directors to issue preferred stock and the classification of the Board into three classes with staggered three-year terms could discourage, delay or prevent a takeover of the Company.

         In addition, the Company, as a Delaware corporation, is subject to the General Corporation Law of the State of Delaware, including Section 203, an anti-takeover law enacted in 1988. In general, the law restricts the ability of a public Delaware corporation to engage in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. As a result of the application of Section 203 and certain provisions in the Company's Certificate of Incorporation and Bylaws, as amended, potential acquirors of the Company may find it more difficult or be discouraged from attempting to acquire the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

                                 USE OF PROCEEDS

         The Company will not receive any part of the proceeds of any sale of transactions made by Selling Stockholders. The Company will receive the proceeds from the exercise of any options exercised pursuant to the Stock Option Plans. Any proceeds received by the Company will be used by the Company for general working capital purposes.


                              SELLING STOCKHOLDERS

         The following table sets forth, as of December 9, 1996, the name of certain Selling Stockholders, the nature of his position, office, or other material relationship with the Company within the past three years; the number of shares subject to stock options granted to certain of the Selling Stockholders which may be sold pursuant to this offering; and the number of shares of Common Stock owned by them other than by means of stock options represented by those shares. Some Selling Stockholders may be restricted in the number and amount of shares of Common Stock they may sell and by the timing of such sales. Certain persons not named below who are not affiliates of the Company and who hold less than 1,000 shares of Common Stock acquired through the exercise of stock options issued under one of the Stock Option Plans may reoffer and resell their Common Stock under this Prospectus and the Registration Statement of which this Prospectus is a part, and are considered to be Selling Stockholders.



                                    Common
                                    Stock                                Common Stock         Percentage of
                                    Beneficially         Common          Beneficially         Class Beneficially
                                    Owned                Stock           Owned After          Owned After
Name and Relationship               Prior to             Being           Completion of        Completion of
of Selling Stockholders             Offering             Offered         Offering             Offering
-----------------------             --------             -------         --------             --------

Gordon E. Walters(1)                  311,547             60,000           251,547              61.9%
Mark R. Thomas(2)                         0               40,000            40,000               9.8%
Robert M. Pozzo(3)                     88,558             17,000           105,558              26.0%
John M. Buckley(4)                        0                2,000             2,000                *
Charles R. Buffler(5)                     0                2,500             2,500                *
John J. Moroney(6)                        0                1,500             1,500                *
Salvatore F. D'Amato(7)                   0                1,500             1,500                *
                                    ---------           --------          --------            --------
         Total                        400,105            124,500           404,605             100.0%

--------
*Less than one percent (1%).

(1) Includes 60,000 shares of Common Stock underlying unexercised stock options held by Mr. Gordon E. Walters. Does not include 515,057 shares of Common Stock owned by the children of Mr. Gordon Walters, including those owned by Mr. Glenn Waters, as to which Mr. Gordon Walters disclaims any beneficial interest. Mr. Gordon Walters is the Chairman of the Board of Directors of the Company.

(2) Includes 40,000 shares of Common Stock underlying unexercised stock options held by Mr. Thomas. Mr. Thomas is the Chief Financial Officer and a Director of the Company.

(3) Includes 17,000 shares of Common Stock underlying unexercised stock options held by Mr. Pozzo. Mr. Pozzo is a Director of the Company.

(4) Includes 2,000 shares of Common Stock underlying unexercised stock options held by Mr. Buckley. Mr. Buckley is a Director of the Company.

(5) Includes 2,500 shares of Common Stock underlying unexercised stock options held by Dr. Buffler. Dr. Buffler is a Director of the Company.

(6) Includes 1,500 shares of Common Stock underlying unexercised stock options held by Mr. Moroney. Mr. Moroney is a Director of the Company.

(7) Includes 1,500 shares of Common Stock underlying unexercised stock options held by Mr. D'Amato. Mr. D'Amato is a Director of the Company.


                             THE STOCK OPTION PLANS

GENERAL INFORMATION

         In conjunction with this Prospectus, the Company has filed a Form S-8 Registration Statement with the Commission registering 50,000 shares of the Common Stock issuable upon exercise of options that have been granted and that may be granted under the Formula Plan, 800,000 shares of Common Stock issuable upon exercise of options that have been granted and that may be granted under the 1993 Plan, and 6,090 shares of Common Stock issuable upon exercise of options that have been granted under the 1988 Plan.

         The purpose of the Formula Plan is to advance the interests of the Company by enhancing its ability to reward non-employee Directors of the Company and of any future subsidiary of the Company. The Formula Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         The purpose of the 1988 Plan and 1993 Plan is to encourage and enable employees, consultants, Directors and others who are in a position to make significant contributions to the success of the Company to acquire a closer identification of their interests with those of the Company by providing them with opportunities to purchase stock in the Company, and thereby stimulate their efforts on behalf of the Company and strengthen their desire to remain involved with the Company. The 1988 Plan and 1993 Plan are also not subject to the provisions of ERISA.

         To obtain additional information about the 1988 Plan, the 1993 Plan, the Formula Plan or their administrators, or to obtain a copy of any of the Plans or documents incorporated by reference with the Registration Statement on Form S-8, you may write to Advanced Deposition Technologies, Inc., 580 Myles Standish Boulevard, Taunton, Massachusetts 02780, Attention: Investor Relations, or call the Company at (508) 823-0707. Copies will be provided without charge.


                             1988 STOCK OPTION PLAN


         ADMINISTRATION OF THE 1988 PLAN

         Members of the Board of Directors of the Company administer the 1988 Plan by (a) determining those individuals who, if any, shall be granted options;
(b) determining the time or times when options shall be granted and the number of shares of Common Stock to be subject to each option; (c) determining the exercise price of each option; (d) determining the time or times when each option becomes exercisable and the duration of the exercise period; (e) prescribing the form or forms of the instruments required under the 1988 Plan and changing such forms from time to time; (f) adopting, amending and rescinding rules and regulations for the administration of the 1988 Plan; and (g) interpreting the 1988 Plan and deciding all questions and settling all controversies and disputes which may arise in connection with the 1988 Plan. All decisions, determinations and interpretations of the administrators are binding on all parties concerned. The1988 Plan is not administered by disinterested members (as defined by Rule 16b-3 promulgated under the Exchange Act) of the Board of Directors.

         SECURITIES OFFERED UNDER THE 1988 PLAN

         The term options ("Options") shall include options that are intended to qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code" and"Incentive Stock Options"), and options that are not intended to qualify as incentive stock options ("Non-Qualified Options"). The Board of Directors has terminated the 1988 Plan such that no additional options will be granted thereunder. The purchase price for Common Stock issuable upon exercise of Options already outstanding is determined by the Board of Directors.

         PERSONS WHO MAY PARTICIPATE IN THE 1988 PLAN

         The Participants in the 1988 Plan shall be such employees, directors and consultants of the Company or of any of its subsidiaries, and others as may be selected from time to time by the Board of Directors in its discretion, as being in a position to contribute substantially to the success of the Company or such subsidiaries.

         TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS GRANTED UNDER THE 1988 PLAN

         In no event may the Company grant an Incentive Stock Option under the 1988 Plan that is first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock which is subject to Options in the Company's Common Stock (under any plan of the Company and its affiliates) by any one Participant exceeds $100,000.

         All Incentive Stock Options are subject to the following terms and conditions and to such other terms and conditions consistent with the applicable provisions of the Code for Incentive Stock Options as the Board of Directors shall determine appropriate to accomplish the purposes of the 1988 Plan:

         (a) Option Price. The exercise price for each Incentive Stock Option is determined by the Board of Directors. Incentive Stock Options will not have an exercise price less than 100% of the fair market value per share of Common Stock measured at the time the Option is granted; nor shall the exercise price be less, in the case of an original issue of authorized stock, than par value. However, if at the time of grant, the Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the exercise price will not be less than 110% of the fair market value per share of the Common Stock subject to the Option. For purposes of determining a Participant's ownership of stock, the ownership attribution rules of the Code and the regulations promulgated thereunder apply.

         (b) Period of Options. The term for each Incentive Stock Option is determined by the Board of Directors, but may not in any event exceed ten years from the date of grant. However, if at the time of grant, the Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries, the Option may not be exercisable after the expiration of five years from the date of grant of such Option.

         (c)      Exercise of Options.

                  (1) Each Incentive Stock Option shall be made exercisable at such time or times as the Board of Directors shall prescribe at the time the Option is granted. In the case of an Option not immediately exercisable in full, the Board of Directors may at any time accelerate the time at which all or any part of the Option may be exercised. In the event that the Board of Directors accelerates the time at which all or any part of an Option held by a Participant may be exercised, and such accelerated vesting exceeds the annual vesting limitations contained in Section 422(d)(1) of the Code, such option shall be treated as a Non-Qualified Option.

                  (2) A Participant electing to exercise an Option must give written notice to the Company, as specified by the Board of Directors, of his or her election and of the number of shares of Common Stock the Participant has elected to purchase. Such notice must be accompanied by:

                           (i)   the instrument evidencing the Option;

                           (ii) payment in full for all shares of Common Stock then being purchased thereunder in full in the form of (A) cash, (B) check, (C) through the delivery of Common Stock (duly owned by the Participant and for which the Participant has good title free and clear of any liens and encumbrances), valued at Fair Market Value, as defined in the 1988 Plan, (D) a combination of cash and Common Stock, or (E) by any such other lawful consideration as the Board of Directors may determine;

                           (iii) any other documents required by the Board of Directors.

                  (3) A Participant exercising an Option must execute and deliver to the Company any shareholder's agreement or other agreements that may be required by the terms of the Option being exercised.

                  (4) A Participant receiving an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition, as defined below, of any stock acquired pursuant to the exercise of an Incentive Stock Option. A "Disqualifying Disposition" is any disposition (including any sale) of such stock before the later of (a) two years after the date the Participant was granted the Incentive Stock Option or (b) one year after the date the employee acquired stock by exercising the Incentive Stock Option. If the Participant has died before such stock is sold, the above holding requirements do not apply and no Disqualifying Disposition can occur thereafter.

         TERMS AND CONDITIONS OF  NON-QUALIFIED  OPTIONS  GRANTED UNDER THE 1988
         PLAN

         All Non-Qualified Stock Options are subject to the following terms and conditions and to such other terms and conditions as the Board of Directors shall determine appropriate to accomplish the purposes of the 1988 Plan:

         (a) Option Price. The exercise price for each Non-Qualified Option is determined by the Board of Directors.

         (b) Period of Options. The term for each Non-Qualified Option is determined by the Board of Directors, but may not in any event exceed 10 years from the date of grant and will be exercisable at such time or times as the Board of Directors prescribes at the time the Option is granted. In the case of a Non-Qualified Option not immediately exercisable in full, the Board of Directors may at any time accelerate the time at which all or part of the Option may be exercised.

         (c) Exercise of Options.

             (1) A Participant electing to exercise a Non-Qualified Option must give written notice to the Company, as specified by the Board of Directors, of his or her election and of the number of shares of Common Stock the Participant has elected to purchase. Such notice must be accompanied by:

                           (i)      the instrument evidencing such Option;

                           (ii) payment in full for all shares of Common Stock then being purchased thereunder, including (if the Board of Directors so requires) an amount equal to all applicable local, state or federal withholding taxes, if any, in the form of (A) cash, (B) check, (C) through the delivery of Common Stock (duly owned by the Participant and for which the Participant has good title free and clear of any liens and encumbrances), valued at Fair Market Value, as defined in the 1988 Plan, and having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price and the withholding taxes, if any, (D) a combination of cash and Common Stock, or (E) by any such other lawful consideration as the Board of Directors may determine; and

                           (iii) any other documents required by the Board of Directors.

                  (2) A person exercising a Non-Qualified Option must execute and deliver to the Company any shareholder's agreement or other agreements that may be required by the terms of the Option being exercised.

         DELIVERY OF COMMON STOCK

         Common Stock to be delivered under the 1988 Plan may constitute an original issue of authorized stock or may consist of previously issued Common Stock acquired by the Company, as shall be determined by the Board of Directors. The Board of Directors and the proper officers of the Company shall take any appropriate action required for such delivery. The Company shall not be obligated to deliver any Common Stock unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, or, if the Common Stock is at the time listed upon any stock exchange, unless and until the Common Stock to be delivered has been listed or authorized to be added to the list upon official notice of issuance upon such exchange, or unless or until all other legal matters in connection with the issuance and delivery of Common Stock have been approved by the Company's counsel.

         SUMMARY OF TAX TREATMENT OF 1988 PLAN

         INCENTIVE STOCK OPTIONS

         Under the current tax rules, an employee who has received Incentive Stock Options under the 1988 Plan may be eligible for the following tax treatment:

         No income is realized by the employee when the Incentive Stock Option is received or when the Option is exercised and the employee receives the shares of Common Stock. When the employee sells the stock received upon the exercise of the Option, the employee incurs taxable income but only to the extent the amount received by the employee exceeds the amount the employee paid upon exercise of the Option. Further, to the extent taxable income is incurred, it is taxed at long-term capital gain rates. However, note that as a result of the Tax Reform Act of 1986, and depending upon each individual's particular circumstances, this distinction may not be meaningful.

         To obtain this tax treatment, the following conditions must be satisfied:

         (a) The employee must hold any Common Stock received upon the exercise of the Incentive Stock Option at least until (i) at least two years from the date of the grant of the Option and (ii) at least one year from the date the Option was exercised.

         (b) The employee must not transfer any Incentive Stock Option received under the 1988 Plan.

         (c) The employee must exercise any Incentive Stock Option received under the 1988 Plan within ten years of the date it is granted by the Company (or such shorter period as may be specified by the grant of the Incentive Stock Option), unless the employee holds in excess of 10% of the stock of the Company, in which case the employee must exercise the Incentive Stock Option within five years of the date of the grant.

         (d) If the employee dies and an Incentive Stock Option granted to the employee was never exercised, the executor of the employee's estate or legal representative may exercise the Incentive Stock Option (to the extent exercisable on the date of the employee's death) provided that Incentive Stock Option is exercised within one year of the employee's death.

         If the above conditions are not satisfied, the employee recognizes taxable ordinary income as of the date of the exercise of the Option equal to the fair market value of the Common Stock purchased on the date of exercise less the exercise price of the Option. Upon the sale of the Common Stock, the Participant recognizes further gain based upon the difference between the price at which the Participant sells the stock and the fair market value of the Common Stock on the day of the exercise of the Option. In the event a Participant sells any Common Stock acquired upon exercise of an Incentive Stock Option without complying with the above-described conditions, the Company may require, in accordance with Section 3402(a) of the Code, that the Participant pay additional withholding taxes in respect of the amount that is considered compensation includable in the Participant's gross income.

         Notwithstanding the above summary, holders of Incentive Stock Options should note that the exercise of an Incentive Stock Option does produce income for alternative minimum tax ("AMT") purposes. When calculating income for AMT purposes, the "spread" between the exercise price of the Incentive Stock Option and the fair market value of the Common Stock is treated as an "item of adjustment" to income.

         NON-QUALIFIED OPTIONS

         When Non-Qualified Options are granted under the 1988 Plan, neither the Company nor the employee realizes any tax impact, provided that the exercise price is at or above fair market value of the Company's Common Stock on the date of exercise. When the holder of a Non-Qualified Option exercises the Option, the "spread" between the Option exercise price and the fair market value of the Common Stock on the date the Non-Qualified Option is exercised is treated as ordinary income to the Option holder. If this "spread" is significant, tax liability associated with exercising a Non-Qualified Option may become very high. At the time the Non-Qualified Option is exercised, the Company is allowed a compensation deduction based upon the "spread" or value of the Non- Qualified Option at the time it is granted for federal tax purposes. When the Non-Qualified Option holder later sells the stock, he recognizes any gain over the fair market value of the Common Stock on the day such Common Stock was acquired.

         TAX LAWS IN THIS AREA ARE COMPLEX AND SUBJECT TO CHANGE. EMPLOYEES SHOULD CONSULT WITH THEIR PERSONAL TAX CONSULTANT RATHER THAN RELY ON THE ABOVE SUMMARY FOR A DEFINITIVE DETERMINATION OF THE TAX TREATMENT RESULTING FROM PARTICIPATION UNDER THE 1988 PLAN.


                             1993 STOCK OPTION PLAN

         ADMINISTRATION OF THE 1993 PLAN

         Members of the Board of Directors of the Company administer the 1993 Plan by (a) determining those individuals who, if any, shall be granted options;
(b) determining the time or times when options shall be granted and the number of shares of Common Stock to be subject to each option; (c) determining the exercise price of each option; (d) determining the time or times when each option becomes exercisable and the duration of the exercise period; (e) prescribing the form or forms of the instruments required under the 1993 Plan and changing such forms from time to time; (f) adopting, amending and rescinding rules and regulations for the administration of the 1993 Plan; and (g) interpreting the 1993 Plan and deciding all questions and settling all controversies and disputes which may arise in connection with the 1993 Plan. All decisions, determinations and interpretations of the administrators are binding on all parties concerned. The 1993 Plan is not administered by disinterested members (as defined by Rule 16b-3 promulgated under the Exchange Act) of the Board of Directors.

         SECURITIES OFFERED UNDER THE 1993 PLAN

         The term options ("Options") shall include options that are intended to qualify as incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options"), and options that are not intended to qualify as incentive stock options ("Non-Qualified Options"). The Company may grant Options to purchase up to 800,000 shares of Common Stock under the 1993 Plan. The purchase price for Common Stock issuable upon exercise of Options is determined by the Board of Directors.

         PERSONS WHO MAY PARTICIPATE IN THE 1993 PLAN

         The Participants in the 1993 Plan shall be such employees, directors and consultants of the Company or of any of its subsidiaries, and others as may be selected from time to time by the Board of Directors in its discretion, as being in a position to contribute substantially to the success of the Company or such subsidiaries.

         TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS GRANTED UNDER THE 1993 PLAN

         In no event may the Company grant an Incentive Stock Option under the 1993 Plan that is first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock which is subject to Options in the Company's Common Stock (under any plan of the Company and its affiliates) by any one Participant exceeds $100,000.

         All Incentive Stock Options are subject to the following terms and conditions and to such other terms and conditions consistent with the applicable provisions of the Code for Incentive Stock Options as the Board of Directors shall determine appropriate to accomplish the purposes of the 1993 Plan:

         (a) Option Price. The exercise price for each Incentive Stock Option is determined by the Board of Directors. Incentive Stock Options will not have an exercise price less than 100% of the fair market value per share of Common Stock measured at the time the Option is granted; nor shall the exercise price be less, in the case of an original issue of authorized stock, than par value. However, if at the time of grant, the Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the exercise price will not be less than 110% of the fair market value per share of the Common Stock subject to the Option. For purposes of determining a Participant's ownership of stock, the ownership attribution rules of the Code and the regulations promulgated thereunder apply.

         (b) Period of Options. The term for each Incentive Stock Option is determined by the Board of Directors, but may not in any event exceed ten years from the date of grant. However, if at the time of grant, the Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries, the Option may not be exercisable after the expiration of five years from the date of grant of such Option.

         (c)      Exercise of Options.

                  (1) Each Incentive Stock Option shall be made exercisable at such time or times as the Board of Directors shall prescribe at the time the Option is granted. In the case of an Option not immediately exercisable in full, the Board of Directors may at any time accelerate the time at which all or any part of the Option may be exercised. In the event that the Board of Directors accelerates the time at which all or any part of an Option held by a Participant may be exercised, and such accelerated vesting exceeds the annual vesting limitations contained in Section 422(d)(1) of the Code, such option shall be treated as a Non-Qualified Option.

                  (2) A Participant electing to exercise an Option must give written notice to the Company, as specified by the Board of Directors, of his or her election and of the number of shares of Common Stock the Participant has elected to purchase. Such notice must be accompanied by:

                           (i)      the instrument evidencing the Option;

                           (ii) payment in full for all shares of Common Stock then being purchased thereunder in full in the form of (A) cash, (B) check, (C) through the delivery of Common Stock (duly owned by the Participant and for which the Participant has good title free and clear of any liens and encumbrances), valued at Fair Market Value, as defined in the 1993 Plan, (D) a combination of cash and Common Stock, or (E) by any such other lawful consideration as the Board of Directors may determine;

                           (iii) any other documents required by the Board of Directors.

                  (3) A Participant exercising an Option must execute and deliver to the Company any shareholder's agreement or other agreements that may be required by the terms of the Option being exercised.

                  (4) A Participant receiving an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition, as defined below, of any stock acquired pursuant to the exercise of an Incentive Stock Option. A "Disqualifying Disposition" is any disposition (including any sale) of such stock before the later of (a) two years after the date the Participant was granted the Incentive Stock Option or (b) one year after the date the employee acquired stock by exercising the Incentive Stock Option. If the Participant has died before such stock is sold, the above holding requirements do not apply and no Disqualifying Disposition can occur thereafter.

         TERMS AND CONDITIONS OF  NON-QUALIFIED  OPTIONS  GRANTED UNDER THE 1993
         PLAN

         All Non-Qualified Stock Options are subject to the following terms and conditions and to such other terms and conditions as the Board of Directors shall determine appropriate to accomplish the purposes of the 1993 Plan:

         (a) Option Price. The exercise price for each Non-Qualified Option is determined by the Board of Directors.

         (b) Period of Options. The term for each Non-Qualified Option is determined by the Board of Directors, but may not in any event exceed 10 years from the date of grant and will be exercisable at such time or times as the Board of Directors prescribes at the time the Option is granted. In the case of a Non-Qualified Option not immediately exercisable in full, the Board of Directors may at any time accelerate the time at which all or part of the Option may be exercised.

         (c)      Exercise of Options.

                  (1) A Participant electing to exercise a Non-Qualified Option must give written notice to the Company, as specified by the Board of Directors, of his or her election and of the number of shares of Common Stock the Participant has elected to purchase. Such notice must be accompanied by:

                           (i)      the instrument evidencing such Option;

                           (ii) payment in full for all shares of Common Stock then being purchased thereunder, including (if the Board of Directors so requires) an amount equal to all applicable local, state or federal withholding taxes, if any, in the form of (A) cash, (B) check, (C) through the delivery of Common Stock (duly owned by the Participant and for which the Participant has good title free and clear of any liens and encumbrances), valued at Fair Market Value, as defined in the 1993 Plan, and having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price and the withholding taxes, if any, (D) a combination of cash and Common Stock, or (E) by any such other lawful consideration as the Board of Directors may determine; and

                           (iii) any other documents required by the Board of Directors.

                  (2) A person exercising a Non-Qualified Option must execute and deliver to the Company any shareholder's agreement or other agreements that may be required by the terms of the Option being exercised.

         DELIVERY OF COMMON STOCK

         Common Stock to be delivered under the 1993 Plan may constitute an original issue of authorized stock or may consist of previously issued Common Stock acquired by the Company, as shall be determined by the Board of Directors. The Board of Directors and the proper officers of the Company shall take any appropriate action required for such delivery. The Company shall not be obligated to deliver any Common Stock unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, or, if the Common Stock is at the time listed upon any stock exchange, unless and until the Common Stock to be delivered has been listed or authorized to be added to the list upon official notice of issuance upon such exchange, or unless or until all other legal matters in connection with the issuance and delivery of Common Stock have been approved by the Company's counsel.

         SUMMARY OF TAX TREATMENT OF 1993 PLAN

         INCENTIVE STOCK OPTIONS

         Under the current tax rules, an employee who receives Incentive Stock Options under the 1993 Plan may be eligible for the following tax treatment:

         No income is realized by the employee when the Incentive Stock Option is received or when the Option is exercised and the employee receives the shares of Common Stock. When the employee sells the stock received upon the exercise of the Option, the employee incurs taxable income but only to the extent the amount received by the employee exceeds the amount the employee paid upon exercise of the Option. Further, to the extent taxable income is incurred, it is taxed at long-term capital gain rates. However, note that as a result of the Tax Reform Act of 1986, and depending upon each individual's particular circumstances, this distinction may not be meaningful.

         To obtain this tax treatment, the following conditions must be satisfied:

         (a) The employee must hold any Common Stock received upon the exercise of the Incentive Stock Option at least until (i) at least two years from the date of the grant of the Option and (ii) at least one year from the date the Option was exercised.

         (b) The employee must not transfer any Incentive Stock Option received under the 1993 Plan.

         (c) The employee must exercise any Incentive Stock Option received under the 1993 Plan within ten years of the date it is granted by the Company (or such shorter period as may be specified by the grant of the Incentive Stock Option), unless the employee holds in excess of 10% of the stock of the Company, in which case the employee must exercise the Incentive Stock Option within five years of the date of the grant.

         (d) If the employee dies and an Incentive Stock Option granted to the employee was never exercised, the executor of the employee's estate or legal representative may exercise the Incentive Stock Option (to the extent exercisable on the date of the employee's death) provided that Incentive Stock Option is exercised within one year of the employee's death.

         If the above conditions are not satisfied, the employee recognizes taxable ordinary income as of the date of the exercise of the Option equal to the fair market value of the Common Stock purchased on the date of exercise less the exercise price of the Option. Upon the sale of the Common Stock, the Participant recognizes further gain based upon the difference between the price at which the Participant sells the stock and the fair market value of the Common Stock on the day of the exercise of the Option. In the event a Participant sells any Common Stock acquired upon exercise of an Incentive Stock Option without complying with the above-described conditions, the Company may require, in accordance with Section 3402(a) of the Code, that the Participant pay additional withholding taxes in respect of the amount that is considered compensation includable in the Participant's gross income.

         Notwithstanding the above summary, holders of Incentive Stock Options should note that the exercise of an Incentive Stock Option does produce income for alternative minimum tax ("AMT") purposes. When calculating income for AMT purposes, the "spread" between the exercise price of the Incentive Stock Option and the fair market value of the Common Stock is treated as an "item of adjustment" to income.

         NON-QUALIFIED OPTIONS

         When Non-Qualified Options are granted under the 1993 Plan, neither the Company nor the employee realizes any tax impact, provided that the exercise price is at or above fair market value of the Company's Common Stock on the date of exercise. When the holder of a Non-Qualified Option exercises the Option, the "spread" between the Option exercise price and the fair market value of the Common Stock on the date the Non-Qualified Option is exercised is treated as ordinary income to the Option holder. If this "spread" is significant, tax liability associated with exercising a Non-Qualified Option may become very high. At the time the Non-Qualified Option is exercised, the Company is allowed a compensation deduction based upon the "spread" or value of the Non- Qualified Option at the time it is granted for federal tax purposes. When the Non-Qualified Option holder later sells the stock, he recognizes any gain over the fair market value of the Common Stock on the day such Common Stock was acquired.

         TAX LAWS IN THIS AREA ARE COMPLEX AND SUBJECT TO CHANGE. EMPLOYEES SHOULD CONSULT WITH THEIR PERSONAL TAX CONSULTANT RATHER THAN RELY ON THE ABOVE SUMMARY FOR A DEFINITIVE DETERMINATION OF THE TAX TREATMENT RESULTING FROM PARTICIPATION UNDER THE 1993 PLAN.

         AMENDMENTS TO THE 1993 PLAN

         The 1993 Plan provides that the provisions of the 1993 Plan may be amended at any time or the 1993 Plan may be terminated in its entirety. However, no amendments to the 1993 Plan affecting the following subjects shall be made by the Board of Directors without the approval of the stockholders of the Company:
(a) the number of shares of Common Stock to which Options may be granted thereunder other than pursuant to a change in the Company's capital structure,
(b) the requirements as to eligibility for participation in the 1993 Plan, (c) the minimum price at which Options may be granted, (d) the maximum term of Options granted, or (e) the term of the 1993 Plan.

         Options granted prior to suspension or termination of the 1993 Plan may not be cancelled solely because of the suspension or termination of the 1993 Plan, except with the consent of the grantee of the Options.

                                1994 FORMULA PLAN

         ADMINISTRATION OF THE FORMULA PLAN/PERSONS WHO MAY PARTICIPATE

         The Formula Plan is administered by the Board of Directors of the Company. The Board of Directors may also designate a committee thereof to administer the Formula Plan. All non-employee Directors of the Company are eligible to be granted Non-Qualified Option Awards under the Formula Plan, unless they choose not to participate in the Formula Plan.

         Under the Formula Plan, options will be granted pursuant to a formula that determines the timing, pricing and amount of the option awards using only objective criteria, without discretion on the part of the administrators of the Formula Plan.

         Options granted under the Formula Plan will not exceed fifty thousand (50,000) shares of Common Stock. Options shall be granted under the Formula Plan to eligible non-employee Directors (the "Participants") as follows:

                  (a) Effective August 9, 1994, on the first business day immediately following the Company's annual meeting of shareholders, the Company shall grant, to each of its non-employee Directors who has served as a Director of the Company for at least one full year, options to purchase a total of 1,000 shares of Common Stock. The options shall be granted to a non-employee Director only if the Director is a Director on the date of the grant and has attended, during the Company's fiscal year immediately preceding the grant, at least 75% of meetings of the Board of Directors and the Committees on which the Director has served. Said options shall vest completely and be exercisable one year from the date of the grant, subject to the Director's continued service as a Director on such date.

                  (b) Each non-employee Director who becomes a Director after November 1, 1993 will receive, on the later of (i) the date he or she becomes a Director or (ii) the effective date of the Formula Plan, options to purchase a total of 1,500 shares of Common Stock. One- third of said options shall vest and be exercisable immediately and one-third will vest on each of the first and second anniversaries of the grant, subject to the Director's continued service as a Director on such dates.

         TERMS AND CONDITIONS OF OPTIONS GRANTED UNDER THE FORMULA PLAN

         All Options are subject to the following terms and conditions:

                  (a) Option Price and Exercise of Options. The exercise price of options to be granted under the Formula Plan will be the fair market value, as defined in the Formula Plan, of the shares of Common Stock on the date of the grant and said options shall vest and be exercisable as determined pursuant to the provisions of the instrument evidencing such option.

                  (b) A person electing to exercise an Option granted under the Formula Plan must give written notice to the Company of his election and of the number of shares of Common Stock he or she has elected to purchase. Such notice must be accompanied by:

                           (i)      the instrument evidencing the Option;

                           (ii) payment in full for all shares of Common Stock then being purchased thereunder in the form of cash, check, through the delivery of Common Stock (duly owned by the Director and for which the Director has good title free and clear of any liens and encumbrances) having a fair market value on the last business day preceding the date of exercise equal to the purchase price, or, at the election of the Company, issuance of a promissory note, or a combination of cash and Common Stock or in such other form as the Board may designate at the time an Option is granted;

                           (iii) payment in (a) cash, (b) check or, (c) if the Board determines at the time an Option is exercised, through the delivery of Common Stock, of an amount equal to all applicable local, state or federal withholding taxes, if any, or such other assurance of the payment to the Company of such amount as shall be satisfactory to the Board in their sole discretion; and

                           (iv)     any other documents required by the Board.

                  (c) A person exercising an Option must execute and deliver to the Company any stockholder's agreement or other agreements that may be required by the terms of the Option being exercised.

         Options may be granted to participants in the Formula Plan who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Formula Plan as the Board or designated committee considers necessary or advisable to achieve the purposes of the Formula Plan or comply with applicable laws.

         DELIVERY OF COMMON STOCK

         Common Stock to be delivered under the Formula Plan may constitute an original issue of authorized stock or may consist of previously issued Common Stock acquired by the Company, as shall be determined by the Board. The Board and the proper officers of the Company shall take any appropriate action required for such delivery. The Company shall not be obligated to deliver any Common Stock unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, or, if the Common Stock is at the time listed upon any stock exchange, unless and until the Common Stock to be delivered has been listed or authorized to be added to the list upon official notice of issuance upon such exchange, or unless or until all other legal matters in connection with the issuance and delivery of Common Stock have been approved by the Company's counsel.

         SUMMARY OF TAX TREATMENT OF THE FORMULA PLAN

         A participant recognizes taxable ordinary income as of the date he or she exercise a Non- Qualified Option equal to the fair market value of the Common Stock purchased less the exercise price of the Option. When the participant sells the Common Stock, he or she recognizes further gain based upon the difference between the price at which he or she sells his stock and the fair market value of the Common Stock on the day he or she exercised the Option.

         TAX LAWS IN THIS AREA ARE COMPLEX AND SUBJECT TO CHANGE. PARTICIPANTS SHOULD CONSULT WITH THEIR PERSONAL TAX CONSULTANT RATHER THAN RELY ON THE ABOVE SUMMARY FOR A DEFINITIVE DETERMINATION ON THE TAX TREATMENT RESULTING FROM PARTICIPATION UNDER THE FORMULA PLAN.

         AMENDMENTS TO THE FORMULA PLAN

         The Formula Plan provides that its provisions may not be amended more than once every six months, other than to comply with changes in the Code, ERISA, or the rules thereunder. The Board may at any time discontinue granting Options under the Formula Plan and may at any time amend any outstanding Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law. However, no amendments to the Formula Plan affecting the following subjects shall be made by the Board without the approval of the stockholders of the Company (a) the number of shares of Common Stock as to which Options may be granted thereunder other than pursuant to a change in the Company's capital structure, (b) the requirements as to eligibility for participation in the Formula Plan, (c) the minimum price at which Options may thereafter be granted,
(d) the maximum term of Options granted, or (e) the term of the Formula Plan.

                             APPLICABLE TO ALL PLANS

         POSSIBLE RESTRICTIONS ON RESALE OF COMMON STOCK ISSUED PURSUANT TO THE PLANS

         The Company may require from the person exercising an Option an investment representation or other agreement as counsel for the Company may consider necessary to comply with the Securities Act and any applicable Blue Sky or state securities laws and may require that the person agree that any sale of the shares of Common Stock will be made only on a stock exchange or in such other manner as is permitted by the Board and that he or she will notify the Company upon any disposition of the shares whether by sale, gift or otherwise.

         To the extent required to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, and any successor provision, at least six months must elapse from the date of an acquisition of an Option by a person who is subject to Section 16 of the Exchange Act (including directors of the Company) to the date of disposition of such Option (other than by exercise) or its underlying Common Stock.

         Stock issuable upon the exercise of an option granted under the Plans may be subject to such restrictions on transfer or repurchase rights as shall be determined by the Board of Directors.

         NONTRANSFERABILITY OF OPTIONS

         Each Option, by its terms, shall not be transferable by the participant otherwise than by will or by the laws of descent and distribution. During the participant's lifetime, the Option shall be exercisable only by him or her.


                              PLAN OF DISTRIBUTION

         The Shares are being registered to permit public secondary trading of the Shares from time to time by any Selling Stockholders. The Shares being offered hereby were issued, or will be issued, by the Company as a result of participation by Selling Stockholders in the Company's Stock Option Plans. Such securities are being registered at the expense of the Company, exclusive of fees and expenses of Selling Stockholders' attorneys or other representatives and selling or brokerage commissions, if any, as the result of any sale of the Shares.

         Selling Stockholders are not restricted as to the price or prices at which they may sell the Shares and sales of the Shares at less than the market price may depress the market price of the Common Stock. It is anticipated that any sales of the Shares, when and if made, will be made through customary channels either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the Shares in the over-the-counter market, or at private sales in the over-the-counter market or otherwise, at negotiated prices related to prevailing market prices at the time of the sales, or by a combination of such methods. Thus, the sale of such Shares by Selling Stockholders may occur over an extended period of time. Selling Stockholders will act independently of the Company in making decisions with respect to the timing, market, or otherwise of prices related to the then current market price or in negotiated transactions.

         Shares may be sold from time to time by Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Shares may be sold by Selling Stockholders in one or more transactions on the NSCM, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by Selling Stockholders may arrange for other broker-dealers to participate. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by Selling Stockholders in connection with such sales. The Company will not receive any proceeds from any sales of the Common Stock by Selling Stockholders.

         In offering the Shares, Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by Selling Stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company has advised Selling Stockholders that during such time as they may be engaged in a distribution of Shares they are required to comply with Rules 10b-6 and 10b-7 under the Exchange Act (as those Rules are described in more detail below) and, in connection therewith, that they may not engage in any stabilization activity, except as permitted under the Exchange Act, are required to furnish each broker-dealer through which Common Stock included herein may be offered copies of this Prospectus, and may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities except as permitted under the Exchange Act.

         Rule 10b-6 under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.


                               RECENT DEVELOPMENTS

         No material changes in the Company's affairs have occurred since the end of Fiscal 1995, which have not been described in a report on an Annual Report on Form 10-KSB, a Quarterly Report on Form 10-QSB or a Current Report on Form 8-K filed by the Company under the Exchange Act.


                                 INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

                  To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders, for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. The By-laws of the Company include the following provision:

                  Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under  the  aforesaid  statutory  provisions,  the  Corporation  is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification, with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

================================================================================

No dealer, salesman or any other person has been authorized in connection with this Offering to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.


                             ---------------------

                               TABLE OF CONTENTS

                                                            Page

              AVAILABLE INFORMATION.......................     3
              THE COMPANY.................................     4
              RISK FACTORS................................     5
              USE OF PROCEEDS.............................    11
              SELLING STOCKHOLDERS........................    11
              THE STOCK OPTION PLANS......................    12
              PLAN OF DISTRIBUTION........................    27
              RECENT DEVELOPMENTS.........................    28
              INDEMNIFICATION.............................    28


================================================================================






================================================================================


                                 856,090 SHARES
                                 OF COMMON STOCK
                            $.01 PAR VALUE PER SHARE



                               ADVANCED DEPOSITION
                               TECHNOLOGIES, INC.





                                 ---------------

                                   PROSPECTUS

                                 ---------------





                                December 11, 1996


================================================================================







                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by the Company with the Commission under the Securities Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 ("Fiscal 1995");

         (2) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1996, as amended; the Company's Quarterly Report on Form 10- QSB for the fiscal quarter ended June 30, 1996; and the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996.

         (3) The Company's Proxy Statement for its 1995 Annual Meeting of Stockholders filed with the Commission on May 3, 1996;

         (4) Description of the Company's Common Stock in the Company's Form S-3 Registration Statement, filed with the Commission on May 13, 1996; and

         (5) The Company's current reports pursuant to Section 13 or 15(d) of the Exchange Act on Form 8-K dated June 4, 1996; June 13, 1996; June 18, 1996; June 25, 1996; July 17, 1996; and August
                  12, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Registration Statement on Form S-8 and prior to such time as the Company files a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


                                      II-1





ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the following provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

                  To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders, for monetary damages for breach of fiduciary duty as a director, except
         (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
         (iii) under  Section 174 of the Delaware  General  Corporation  Law, or
         (iv) for any transaction from which the director derived an improper personal benefit.

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. The Bylaws of the Company include the following provision:

                  Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another

                                      II-2





         corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification, with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         With respect to restricted securities (the "Reoffer Securities") to be reoffered or resold pursuant to the Registration Statement and the accompanying Prospectus, the Company states that all Reoffer Securities were acquired under an exemption from registration pursuant to Section 4(2) of the Securities Act, and that no general solicitation, advertising, or offer to the general public was made with respect to the Reoffer Securities.

ITEM 8.  EXHIBITS.

         (a) The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

          Exhibit
            No.            Description
            ---            -----------

             4a        1988 Stock Option Plan.

             4b        1993 Stock Option Plan.

             4c        1994 Formula Stock Option Plan.

             4d        Certificate of Incorporation.




                                      II-3





             4e        By-laws.

             5 Opinion Letter of O'Connor, Broude & Aronson as to legality of shares being registered.

            23a Consent of O'Connor, Broude & Aronson (contained in Opinion filed as Exhibit 5).

            23b        Consent of Arthur Andersen LLP



ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include  any  prospectus  required  by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to



                                      II-4





the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act,  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                                      II-5





                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taunton, Commonwealth of Massachusetts on this 11th day of December, 1996.

                                    ADVANCED DEPOSITION TECHNOLOGIES, INC.


                                    By:/s/ Glenn J. Walters
                                       ----------------------------------
                                           Glenn J. Walters

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




Name                                                 Capacity                                  Date
----                                                 --------                                  ----

/s/ Glenn J. Walters                        Chief Executive Officer,                    December 11, 1996
-------------------------------             President and Director
    Glenn J. Walters                        (principal executive officer)


/s/ Gordon E. Walters                       Chairman of the Board                       December 11, 1996
-------------------------------             of Directors
    Gordon E. Walters

/s/ Mark R. Thomas                          Chief Financial Officer                     December 11, 1996
-------------------------------             (principal financial and
    Mark R. Thomas                           accounting officer)


/s/ John M. Buckley                         Director                                    December 11, 1996
-------------------------------
    John M. Buckley

/s/ Dr. Charles R. Buffler                  Director                                    December 11, 1996
-------------------------------
    Dr. Charles R. Buffler

/s/ Salvatore F. D'Amato                    Director                                    December 11, 1996
-------------------------------
    Salvatore F. D'Amato

/s/ John J. Moroney                         Director                                    December 11, 1996
-------------------------------
    John J. Moroney

/s/ Robert M. Pozzo                         Director                                    December 11, 1996
-------------------------------
    Robert M. Pozzo



                                      II-6